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                                                                   Exhibit 23.01


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 16, 1998 relating to the consolidated financial statements of the Park Lane Group and Subsidiaries, which appears in the Company's Registration Statement No. 333-91703. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                                 /s/ PricewaterhouseCoopers LLP
                                                 ------------------------------
                                                 PRICEWATERHOUSE COOPERS LLP


Menlo Park, California
January 24, 2000